                                                                   EXHIBIT 4.7.3



                               FIRST AMENDMENT TO
                 WARRANT FOR PURCHASE OF SHARES OF COMMONS STOCK
                 (NO. 1 FOR 106,986 SHARES DATED MARCH 1, 1995)

This shall constitute an Amendment to that certain Warrant for the Purchase of Shares of Common Stock (the "Warrant") executed as of March 1, 1995, by Norris Communications Corp. (predecessor to Norris Communications, Inc., the "Corporation") in favor of Pennsylvania Merchant Group Ltd. (the "holder"), which agreement granted to Holder the right to purchase 106,986 shares of common stock of the Corporation. Said Warrant is hereby amended and modified in the following manner:

1. To cancel 81,986 shares subject to option and amend the Warrant to reflect 25,000 shares subject to option the header line is hereby deleted and replaced with the following header:

"No. 1                                                     25,000 Shares"

2. To amend the option exercise price, the first sentence of the second paragraph of the Warrant is hereby deleted and replaced with the following sentence:

"The Holder may purchase such number of shares of Common Stock at a purchase price per share (as appropriately adjusted pursuant to Section 6, as amended, hereof) of Twenty Five Cents ($0.25) (the "Exercise Price")."

3. To remove further price adjustments for sale of equity, Section 6(c) and Section (d) are deleted in their entirety and no further such adjustments shall be made and otherwise than provided in the balance of Section 6, the Exercise Price shall be "$0.25 per share.

All other provision of the Warrant shall remain in full force and effect as amended, without modification.

The undersigned Holder acknowledges that the Warrant has not been assigned, transferred, pledged or encumbered in any manner and that the undersigned has all corporate power and authority to execute this amendment which is a binding agreement between Holder and Corporation.

IN WITNESS WHEREOF, the Corporation and Holder have caused this Amendment to be executed by duly authorized officers effective as of this 29th day of September, 1997.

NORRIS COMMUNICATIONS, INC.

BY: /s/ Alfred H. Falk
   ------------------------------------
        Alfred H. Falk, President


PENNSYLVANIA MERCHANT GROUP, LTD.

BY: /s/ Mary E. Bowler
   ------------------------------------
       Mary E. Bowler, Vice President

Printed Name:  Mary E. Bowler
             --------------------------
Position:  Vice President
         ------------------------------

                               FIRST AMENDMENT TO
                 WARRANT FOR PURCHASE OF SHARES OF COMMONS STOCK
                 (NO. 2 FOR 87,300 SHARES DATED MARCH 17, 1995)

This shall constitute an Amendment to that certain Warrant for the Purchase of Shares of Common Stock (the "Warrant") executed as of March 17, 1995, by Norris Communications Corp. (predecessor to Norris Communications, Inc., the "Corporation") in favor of Pennsylvania Merchant Group Ltd. (the "holder"), which agreement granted to Holder the right to purchase 87,300 shares of common stock of the Corporation. Said Warrant is hereby amended and modified in the following manner:

1. To cancel 66,900 shares subject to option and amend the Warrant to reflect 20,400 shares subject to option the header line is hereby deleted and replaced with the following header:

"No. 2                                                   20,400 Shares"

2. To amend the option exercise price, the first sentence of the second paragraph of the Warrant is hereby deleted and replaced with the following sentence:

"The Holder may purchase such number of shares of Common Stock at a purchase price per share (as appropriately adjusted pursuant to Section 6, as amended, hereof) of Twenty Five Cents ($0.25) (the "Exercise Price")."

3. To remove further price adjustments for sale of equity, Section 6(c) and Section (d) are deleted in their entirety and no further such adjustments shall be made and otherwise than provided in the balance of Section 6, the Exercise Price shall be "$0.25 per share.

All other provision of the Warrant shall remain in full force and effect as amended, without modification.

The undersigned Holder acknowledges that the Warrant has not been assigned, transferred, pledged or encumbered in any manner and that the undersigned has all corporate power and authority to execute this amendment which is a binding agreement between Holder and Corporation.

IN WITNESS WHEREOF, the Corporation and Holder have caused this Amendment to be executed by duly authorized officers effective as of this 29th day of September, 1997.

NORRIS COMMUNICATIONS, INC.

BY: /s/ Alfred H. Falk
   ------------------------------------
        Alfred H. Falk, President


PENNSYLVANIA MERCHANT GROUP, LTD.

BY: /s/ Mary E. Bowler
   ------------------------------------
       Mary E. Bowler, Vice President

Printed Name:  Mary E. Bowler
             --------------------------
Position:  Vice President
         ------------------------------

                               FIRST AMENDMENT TO
                 WARRANT FOR PURCHASE OF SHARES OF COMMONS STOCK
                   (NO. 3 FOR 714 SHARES DATED MARCH 20, 1995)

This shall constitute an Amendment to that certain Warrant for the Purchase of Shares of Common Stock (the "Warrant") executed as of March 20, 1995, by Norris Communications Corp. (predecessor to Norris Communications, Inc., the "Corporation") in favor of Pennsylvania Merchant Group Ltd. (the "holder"), which agreement granted to Holder the right to purchase 714 shares of common stock of the Corporation. Said Warrant is hereby amended and modified in the following manner:

1. To cancel 544 shares subject to option and amend the Warrant to reflect 170 shares subject to option the header line is hereby deleted and replaced with the following header:

"No. 3                                                     170  Shares"

2. To amend the option exercise price, the first sentence of the second paragraph of the Warrant is hereby deleted and replaced with the following sentence:

"The Holder may purchase such number of shares of Common Stock at a purchase price per share (as appropriately adjusted pursuant to Section 6, as amended, hereof) of Twenty Five Cents ($0.25) (the "Exercise Price")."

3. To remove further price adjustments for sale of equity, Section 6(c) and Section (d) are deleted in their entirety and no further such adjustments shall be made and otherwise than provided in the balance of Section 6, the Exercise Price shall be "$0.25 per share.

All other provision of the Warrant shall remain in full force and effect as amended, without modification.

The undersigned Holder acknowledges that the Warrant has not been assigned, transferred, pledged or encumbered in any manner and that the undersigned has all corporate power and authority to execute this amendment which is a binding agreement between Holder and Corporation.

IN WITNESS WHEREOF, the Corporation and Holder have caused this Amendment to be executed by duly authorized officers effective as of this 29th day of September, 1997.

NORRIS COMMUNICATIONS, INC.

BY: /s/ Alfred H. Falk
   ------------------------------------
        Alfred H. Falk, President


PENNSYLVANIA MERCHANT GROUP, LTD.

BY: /s/ Mary E. Bowler
   ------------------------------------
       Mary E. Bowler, Vice President

Printed Name:  Mary E. Bowler
             --------------------------
Position:  Vice President
         ------------------------------